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EXHIBIT 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of NESCO Industries, Inc., a Nevada corporation (the “Company”), on Form 10–QSB for the quarter ending October 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Michael J. Caputo, as President and the principal executive and financial officer, certify, pursuant to § 906 of the Sarbanes–Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

1.        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 23, 2002	By:/s/ Michael J. Caputo
Michael J. Caputo,
President
(Principal Executive and Financial Officer)

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